SUB-ITEM 77I

MFS Inflation-Adjusted Bond Fund, a series of MFS Series Trust IX, redesignated class R shares as class R1 shares and established class R2 shares as described in the Fund's prospectus contained in the Registrant's Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.